Atlantic Gulf Communities Corporation Exhibit to the 1996 Form 10-K Exhibit (c) 4.c. Form of warrant granted on September 30, 1996

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS. IN ADDITION SECTION 8 OF THIS WARRANT CONTAINS OTHER RESTRICTIONS ON TRANSFER.

                        WARRANT TO PURCHASE A MAXIMUM OF
                      __________ SHARES OF COMMON STOCK OF
                     ATLANTIC GULF COMMUNITIES CORPORATION
                       (Void after September 30, 2006)

         This certifies that _______________________________ (the "Holder"), for value received, is entitled to purchase from Atlantic Gulf Communities Corporation, a Delaware corporation (the "Company") having a place of business at 2601 South Bayshore Drive, Miami, Florida 33133-5461, a maximum of _____________ fully paid and nonassessable shares of the Company's common stock par value $.10 per share ("Common Stock"), for cash at a price of $6.50 per share (the "Stock Purchase Price") at any time after the first anniversary of the date hereof (except as provided in section 3.1(b) or (c)) or from time to time thereafter up to and including 5:00 p.m. (Eastern time) on September 30, 2006 (the "Expiration Date") upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof.

         The number and character of the securities purchasable upon exercise of this Warrant and the Stock Purchase Price are subject to adjustment as provided in Section 3 hereof. The term "Warrant" as used herein shall include this Warrant and any warrants issued in substitution for or replacement of this Warrant, or any warrant into which this Warrant may be divided or exchanged. The shares of Common Stock purchasable upon exercise of this Warrant shall be referred to hereinafter collectively as the "Warrant Shares."

         The Warrant is subject to the following terms and conditions:

         Section 1. Exercise; Issuance of Certificates; Payment for Shares. Subject to the restrictions contained herein, this Warrant is exercisable at the Holder's option, at any time or from time to time after the first anniversary of the date hereof (except as provided in section 3.1(b) or (c)), up to the Expiration Date for all or any part of the Common Stock (but not for a fraction of a share) which may be purchased hereunder. The Company agrees that the Common Stock purchased under this Warrant shall be and is deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Certificates for the Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the Common Stock which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the Common Stock purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder or its initial issuance designee.

         Section 2. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed; provided, however, that the Company shall not be required to effect a registration under federal or state securities laws with respect to such exercise except as provided in Section 9. The Company will not take any action which would result in any adjustment of the Stock Purchase Price (as described in Section 3 hereof) if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants, together with all Common Stock then outstanding and all Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation, as amended.

         Section 3. Adjustment of Stock Purchase Price and Number of Warrant Shares. The number and kind of securities that may be acquired upon the exercise of this Warrant and the Stock Purchase Price shall be subject to adjustment, from time to time, upon the happening of any of the following events:

                 3.1 Dividends, Subdivisions, Combinations, or Consolidations of Common Stock.

                      (a) In the event that the Company shall declare, pay, or make any dividend upon its outstanding Common Stock payable in Common Stock or shall effect a





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subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, then the number of Warrant Shares that may thereafter be purchased upon the exercise of the rights represented hereby shall be increased in proportion to the increase in the number of outstanding shares of Common Stock through such dividend or subdivision, and the Stock Purchase Price shall be decreased in such proportion. In case the Company shall at any time combine the outstanding shares of its Common Stock into a smaller number of shares of Common Stock, the number of Warrant Shares that may thereafter be acquired upon the exercise of the rights represented hereby shall be decreased in proportion to the decrease through such combination and the Stock Purchase Price shall be increased in such proportion.

                          (b)     If the Company declares, pays or makes any
dividend or other distribution upon its outstanding Common Stock payable in securities (excluding cash dividends and dividends payable in Common Stock, but including, without limitation, shares of any other class of the Company's stock or stock or other securities convertible into or exchangeable for shares of Common Stock or any other class of the Company's stock ("Convertible Securities")), then the Company shall, at its option, cause an effective provision to be made so that the Holder shall have the right thereafter, by the exercise of this Warrant, to acquire for the aggregate Stock Purchase Price described in this Warrant the kind and amount of shares of stock and other securities, property and interests as would be issued or payable with respect to or in exchange for the number of Warrant Shares that are then purchasable pursuant to this Warrant as if such Warrant Shares had been issued to the Holder immediately prior to such event. The securities deliverable to the Holder upon the exercise of this Warrant shall be in the same ratio to the total securities reserved for the Holder as the number of Warrant Shares with respect to which this Warrant is then exercised is to the total Warrant Shares that may be acquired pursuant to this Warrant at the time the securities were reserved for the Holder. If the Company shall declare, pay or make such a dividend or distribution in securities, the notice of such transaction pursuant to section 4.2 shall include a reasonably detailed description of the securities to be distributed and, beginning upon on the announcement of the record date for such dividend or distribution, the Holder shall be entitled to exercise this Warrant notwithstanding the prohibition otherwise applicable on the exercise of this Warrant prior to the first anniversary of the date hereof.

                          (c)     If the Company declares, pays or makes any
dividend or other distribution upon its outstanding Common Stock payable in property (excluding cash dividends payable from current income and dividends or other distributions payable in securities), then immediately following the record date for such dividend or distribution, the Company shall decrease the Stock Purchase Price in effect immediately prior to such dividend or other distribution to equal the amount determined by multiplying the Stock Purchase Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding on the record date for such dividend or distribution multiplied by the Current Market Price per share on such record date, less the aggregate fair market value as determined in good faith by the Company's board of directors of such dividend or distribution, and of which the denominator shall be the total number of shares of Common Stock outstanding on such record date multiplied by such Current Market Price per share. The "Current Market Price" per share on any date shall be deemed to be the average of the daily closing prices of the Common





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Stock for twenty consecutive trading days ending the trading day before such date. The closing price for each day shall be (i) the last reported sale price regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading, (ii) if not so listed or admitted to trading, the last reported sale price regular way reported on the NASDAQ National Market or its successor, (iii) if not listed or admitted to trading on the NASDAQ National Market or its successor, the closing bid price as reported by the NASDAQ System or its successor, or (iv) if the Common Stock is not publicly traded, the Current Market Price per share shall mean the quotient obtained by dividing the consolidated stockholders' equity of the Company and its subsidiaries as of the last day of the Company's last full fiscal quarter by the total number of outstanding shares of Common Stock on such last day. If the Company shall declare, pay or make such a dividend or distribution in property, the notice of such transaction pursuant to section 4.2 shall include a reasonably detailed description of the property to be distributed and, beginning upon on the announcement of the record date for such dividend or distribution, the Holder shall be entitled to exercise this Warrant notwithstanding the prohibition otherwise applicable on the exercise of this Warrant prior to the first anniversary of the date hereof.

                          (d)     If the Company shall declare a dividend
payable in money on its outstanding Common Stock and at substantially the same time offer to its shareholders a right to purchase new shares of Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all shares of Common Stock so issued shall, for purposes of this Warrant, be deemed to have been issued as a stock dividend subject to the adjustments set forth in Section 3.1(a).

                          (e)     If the Company shall declare a dividend
payable in money on its outstanding Common Stock and at substantially the same time offer to its shareholders a right to purchase new shares of a class of stock (other than Common Stock), Convertible Securities, or other interests from the proceeds of such dividend or for an amount substantially equal to the dividend, all shares of stock, Convertible Securities, or other interests so issued or transferred shall, for purposes of this Warrant, be deemed to have been issued as a dividend or other distribution subject to the adjustments set forth in Section 3.1(b).

                 3.2 Pro Rata Subscription Rights. If at any time the Company grants to its stockholders rights to subscribe pro rata for additional securities of the Company, whether Common Stock, Convertible Securities, or for any other securities or interests that the Holder would have been entitled to subscribe for if, immediately prior to such grant, the Holder had exercised this Warrant, then the Company shall also grant to the Holder the same subscription rights that the Holder would be entitled to if the Holder had exercised this Warrant in full immediately prior to such grant.

                 3.3 Effect of Reclassification, Reorganization, Consolidation, Merger, or Sale of Assets.

                          (a)     Upon the occurrence of any of the following
events, the Company shall cause an effective provision to be made so that the Holder shall have the right thereafter, by





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the exercise of this Warrant, to acquire for the aggregate Stock Purchase Price described in this Warrant the kind and amount of shares of stock and other securities, property and interests as would be issued or payable with respect to or in exchange for the number of Warrant Shares that are then purchasable pursuant to this Warrant as if such Warrant Shares had been issued to the Holder immediately prior to such event: (i) reclassification, capital reorganization, or other change of outstanding Common Stock (other than a change as a result of an issuance of Common Stock under Subsection 3.1), (ii) consolidation or merger of the Company with or into another corporation or entity (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of the outstanding shares of Common
Stock or the Warrant Shares issuable upon exercise of this Warrant) or (iii) spin off of assets, a subsidiary or any affiliated entity, or the sale, lease, pledge, mortgage, conveyance or exchange of a material portion of the Company's assets taken as a whole, in a transaction pursuant to which the Company's shareholders of record are to receive securities in a successor entity. Any such provision made by the Company for adjustments with respect to this Warrant shall be as nearly equivalent to the adjustments otherwise provided for in this Warrant as is reasonably practicable. The foregoing provisions of this Section 3.3(a) shall similarly apply to successive reclassifications, capital reorganizations and similar changes of shares of Common Stock and to successive consolidations, mergers, spin-offs, sales, leases or exchanges.

                          (b)     If any sale, lease, pledge, mortgage,
conveyance or exchange of all, or substantially all, of the Company's assets or business or any dissolution, liquidation or winding up of the Company (a "Termination of Business") shall be proposed, the Company shall deliver written notice to the Holder of this Warrant in accordance with Section 4 below as a condition precedent to the consummation of that Termination of Business. If the result of the Termination of Business is that shareholders of the Company are to receive securities or other interests of a successor entity, the provisions of Section 3.3(a) above shall apply. However, if the result of the Termination of Business is that shareholders of the Company are to receive money or property other than securities or other interests in a successor entity, the Holder of this Warrant shall be entitled to exercise this Warrant and, with respect to any Warrant Shares so acquired, shall be entitled to all of the rights of the other shareholders of Common Stock with respect to any distribution by the Company in connection with the Termination of Business. In the event no successor entity is involved and Section 3.3(a) does not apply, all acquisition rights under this Warrant shall terminate at the close of business on the date as of which shareholders of record of the Common Stock shall be entitled to participate in a distribution of the assets of the Company in connection with the Termination of Business; provided, that, in no event shall that date be less than 30 days after delivery to the Holder of this Warrant of the written notice described above and in Section 4. If the termination of acquisition rights under this Warrant is to occur as a result of the event at issue, a statement to that effect shall be included in that written notice.

                 3.4 Obligation of Successors or Transferees. The Company shall not effect any consolidation, merger, or sale or conveyance of assets within the meaning of Section 3.3(a)(ii) or (iii), unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation





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

purchasing such assets shall assume by written instrument executed and mailed or delivered to the Holder pursuant to Section 11 herein, (i) the obligation to deliver to the Holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire and (ii) the other duties and obligations of the Company under this Warrant.
In no event shall the securities received pursuant to this Section be registerable or transferable other than pursuant and subject to the terms of this Warrant.

                 3.5      Stock Purchase Price Adjustments.

                          (a)     Except as otherwise provided in this Section
3, upon any adjustment of the Stock Purchase Price, the Holder shall be entitled to purchase, based upon the new Stock Purchase Price, the number of shares of Common Stock, calculated to the nearest full share, obtained by multiplying the number of Warrant Shares that may be acquired pursuant to this Warrant immediately prior to the adjustment of the Stock Purchase Price by the Stock Purchase Price in effect immediately prior to its adjustment and dividing the product so obtained by the new Stock Purchase Price.

                          (b)     If consideration other than money is received
or issued by the Company upon the issuance, sale or purchase of Common Stock, Convertible Securities, or other securities or interests, the fair market value of such consideration, as reasonably determined in good faith by the Company's board of directors shall be used for purposes of any adjustment required by this Section 3. The fair market value of such consideration shall be determined as of the date of the adoption of the resolution of the Company's board of directors that authorizes the transaction giving rise to the adjustment. In case of the issuance or sale of the Common Stock, Convertible Securities, or other securities or property without separate allocation of the purchase price, the Company's board of directors shall reasonably determine in good faith an allocation of the consideration among the items being issued or sold. The reclassification of securities other than Common Stock into securities including Common Stock shall be deemed to involve the issuance of that Common Stock for a consideration other than money immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive the Common Stock. The Company shall promptly deliver written notice of all such determinations to the Holder of this Warrant.

                 3.6      Application of this Section.  The provisions of this
Section 3 shall apply to successive events that may occur from time to time but shall only apply to a particular event if it occurs prior to the expiration of this Warrant either by its terms or by its exercise in full.

                 3.7 Definition of Common Stock. Unless the context requires otherwise, whenever reference is made in this Section 3 to the issue or sale of shares of Common Stock, the term "Common Stock" shall mean (a) the $0.10 par value common stock of the Company, (b) any other class of stock ranking on a parity with, and having substantially similar rights and privileges as the Company's $0.10 par value common stock, and (c) any Convertible Security convertible into either (a) or (b). However, subject to the provisions of Section 3.3(a) above, Warrant Shares





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

issuable upon exercise of this Warrant shall include only shares of common stock designated as $0.10 par value common stock of the Company as of the date of this Warrant.

                 3.8 Company-Held Stock. For purposes of Section 3.1 above, shares of Common Stock owned or held at any relevant time by, or for the account of, the Company in its treasury or otherwise, shall not be deemed to be outstanding for purposes of the calculation and adjustments described therein. Shares held in the Disputed Claims Reserve, Division Class 14 Utility Fund Trust Agreement dated April 6, 1993 and the Improvements Fund Trust Agreement dated April 6, 1993 shall not be deemed to be held by, or for the account of, the Company.

         Section 4.       Notice to the Holder.

                 4.1 Notice of Adjustment. Upon the happening of an event requiring adjustment of the Stock Purchase Price or the kind or amount of securities or property purchasable hereunder, the Company shall forthwith give notice to the Holder which indicates the event requiring the adjustment, the adjusted Stock Purchase Price and the adjusted number of Warrant Shares that may be acquired or the kind and amount of any such securities or property so purchasable upon exercise of this Warrant, as the case may be, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company's independent public accountant shall determine the method of calculating the adjustment and shall prepare a certificate setting forth such calculations, the reason for the methodology chosen and the facts upon which the calculation is based. Such certificate shall accompany the notice to be provided to the Holder pursuant to this
Section 4.1.

                 4.2 Other Notices. If, prior to the expiration of this Warrant either by its terms or by exercise in full, any of the following shall occur:

                          (a)     the Company shall declare a dividend or
authorize any other distribution on its Common Stock, including those of the type identified in Section 3.1 hereof; (b) the Company shall authorize the granting to the shareholders of its Common Stock of rights to subscribe for or purchase any securities or any other similar rights; (c) any reclassification, reorganization or similar change of the Common Stock, or any consolidation or merger to which the Company is a party, or the sale, lease, pledge, mortgage exchange, or other conveyance of all or substantially all of the assets of the Company; (d) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or (e) any purchase, retirement or redemption by the Company of its Common Stock; then, and in any such case, the Company shall deliver to the Holder written notice thereof at least 25 days prior to the earliest applicable date specified below with respect to which notice is to be given, which notice shall state the following: (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the shareholders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined; (y) the date on which such reclassification, reorganization, consolidation, merger, sale, lease, pledge, mortgage, exchange, transfer, dissolution, liquidation, winding up or purchase, retirement or redemption is expected to become effective, and the date if any, as of which the Company's shareholders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, lease, pledge, mortgage, exchange, transfer, dissolution, liquidation, winding up, purchase, retirement or redemption; and
(z) if any matters referred to in the foregoing clauses (x) and (y) are to be voted upon by shareholders of Common Stock, the date as of which those shareholders to be entitled to vote are to be determined.

         Section 5. Issue Tax. The issuance of certificates for Common Stock by the Company upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

         Section 6. Closing of Books. The Company will at no time close its transfer books against the transfer of any warrant or of any Common Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

         Section 7. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors. The Company will furnish the Holder with a copy of the annual and quarterly reports of the Company and such other public reports as the Holder may reasonably request.

         Section 8. Warrants Transferable. Subject to the provisions of this Section 8, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed. Notwithstanding anything to the contrary, this Warrant may only be sold or otherwise transferred (i) if the transaction would qualify for an exemption from registration under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), except for the requirement of Regulation D that such securities be sold by the issuer thereof, or (ii) if the transaction would qualify for an exemption from registration under Rule 144A of the Securities Act. Further, as a condition to such transaction, if the Company requests, the Holder shall provide a reasonably acceptable opinion of counsel as to the exemption of such transaction with the registration provisions of the Securities Act. The Warrant shall not be sold or otherwise transferred in reliance upon Rule 144 under the Securities Act.

         Section 9. Registration Rights. The Common Stock issuable upon the exercise of this Warrant has not been registered under the Securities Act and may be entitled to registration rights in accordance with the Registration Rights Agreement, dated as of the date hereof, between the Company and the parties set forth in Exhibit A thereto (the "Registration Rights Agreement"). A copy of the Registration Rights Agreement is attached hereto as Exhibit A.

         Section 10. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated by an instrument in writing signed by the party against which enforcement of the same is sought.

         Section 11. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to the Holder at its address as shown on the Company's books or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other. Any required notice shall be deemed to have been given three days after deposit in the U.S. Mail as provided herein.

         Section 12. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger or consolidation.

         Section 13. Descriptive Headings and Governing Law. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

         Section 14. Lost Warrants or Stock Certificates. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate representing the shares issued upon exercise of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company, at its expense, will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

         Section 15. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.

         Section 16. Best Efforts. The Company covenants that it will not, by amendment of its Certificate of Incorporation or bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observation or performance of any of the terms of this Warrant.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this ____ day of September, 1996.

                                        Atlantic Gulf Communities Corporation,
                                                  a Delaware corporation


                                        By:
                                             -------------------------------
                                        Title:
                                              ------------------------------
ATTEST:

----------------------------
Secretary

                              FORM OF SUBSCRIPTION

                  (To be signed only upon exercise of Warrant)

To:
    ------------------------

         The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ___________________ (______) shares of Common Stock of Atlantic Gulf Communities Corporation, a Delaware corporation (the "Company"), and herewith makes payment of ____________________________________ Dollars
($________) therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, ___________________________________________________, whose address is
_______________________________________________.

         If this exercise is not being made in conjunction with registration under the Securities Act, the undersigned represents that it is acquiring such Common Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof and to induce the issuance of such Common Stock makes to the Company the representation and warranties set forth on the investment representation statement attached hereto.

         DATED:  _____________


                                                  ------------------------------
                                                  (Signature must conform in all
                                                   respects to name of Holder as
                                                    specified on the face of the
                                                            Warrant)

                                                     ___________________________

                                                     ___________________________

__________________

(1) Insert here the number of shares (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned, the Holder of the within Warrant, hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, unto:


     Name of Assignee         Address                  No. of Shares





Dated:  _____________



                                                  ------------------------------
                                                  (Signature must conform in all
                                                   respects to name of holder as
                                                   specified on the face of the
                                                   Warrant)





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